Exhibit 1.1

ASHFORD HOSPITALITY PRIME, INC.

(a Maryland corporation)

[—] Shares of Common Stock

UNDERWRITING AGREEMENT

Dated: January [—], 2014

Ashford Hospitality Prime, Inc.

(a Maryland corporation)

[—] Shares of Common Stock

(Par Value $.01 Per Share)

UNDERWRITING AGREEMENT

January [—], 2014

Merrill Lynch, Pierce, Fenner & Smith

    Incorporated

One Bryant Park

New York, New York 10036

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

as Representatives of the several Underwriters

named in Schedule A hereto

Ladies and Gentlemen:

Ashford Hospitality Prime, Inc., a Maryland corporation (the “Company”), Ashford Hospitality Prime Limited Partnership, a Delaware limited partnership and the Company’s operating partnership (the “Operating Partnership”), and Ashford Hospitality Advisors LLC, a Delaware limited liability company (the “Advisor”), confirm their respective agreements with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Morgan Stanley & Co. LLC (“Morgan Stanley”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and Morgan Stanley are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.01 per share, of the Company (“Common Stock”) set forth in Schedule A hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [—] additional shares of Common Stock. The aforesaid [—] shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the [—] shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.”

The Company and the Operating Partnership understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-11 (No. 333-192943), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A(b) is herein called the “Rule 430A Information.” Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” The final prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

At the time of the Company’s spin-off on November 19, 2013, the Company completed a series of transactions described in the General Disclosure Package and the Prospectus under the caption “Summary—Structure and Formation of Our Company” and “Certain Relationships and Related Person Transactions” (such transactions, collectively, are referred to as the “Separation and Distribution”). The Separation and Distribution was completed pursuant to a list of agreements set forth on Schedule D hereto (collectively, the “Separation and Distribution Documents”). Ashford Hospitality Trust, Inc. and its operating partnership, Ashford Hospitality Limited Partnership are referred to in this Agreement as the “Predecessor Entities.”

As used in this Agreement:

“Applicable Time” means [—] [a.m./p.m.], New York time, on January [—], 2014 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the prospectus that is included in the Registration Statement as of the Applicable Time and the information included on Schedule B-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company and the Operating Partnership. Each of the Company and the Operating Partnership, jointly and severally, represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i) Registration Statement and Prospectuses. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement, the Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the knowledge of the Company, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) Testing-the-Waters Materials. The Company (A) has not engaged in any Testing-the-Waters Communication and (B) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications.

(iii) No Material Adverse Change. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has not been any change, or any development or event that reasonably could be expected to result in a change, that has or reasonably could be expected to have a material adverse effect on the assets, business, operations, earnings, properties, condition (financial or otherwise) or prospects of the Company, the Operating Partnership and their respective subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there has not been any transaction that is material to the Company, the Operating Partnership and their respective subsidiaries considered as one enterprise entered into or agreed to be entered into by the Company, the Operating Partnership or any of their subsidiaries, (C) there has not been any obligation, contingent or otherwise, directly or indirectly incurred by the Company, the Operating Partnership or any subsidiary that is material to the Company, the Operating Partnership and their subsidiaries considered as one enterprise, and (D) except for regular quarterly dividends on the Common Stock and regular quarterly distributions on the limited partner interests in the Operating Partnership (“OP Units”), there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or by the Operating Partnership on any of its partnership interests.

(iv) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and, as the sole managing member of the sole general partner of the Operating Partnership, to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect.

(v) Good Standing of the Operating Partnership; Partnership Agreement. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has partnership power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Operating Partnership is duly qualified as a foreign partnership to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect. The Company is the sole managing member of the sole general partner of the Operating Partnership. The aggregate percentage interests of the Company and the limited partners in the Operating Partnership are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus. The Agreement of Limited Partnership of the Operating Partnership has been duly and validly authorized, executed and delivered by or on behalf of the partners of the Operating Partnership and constitutes a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.

(vi) Good Standing of Subsidiaries. Each subsidiary of the Company has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify could not reasonably be expected to result in a Material Adverse Effect. All of the issued and outstanding capital stock or other ownership interests of each subsidiary has been duly authorized and validly issued, is (as applicable) fully paid and non-assessable (except to the extent such non-assessability may be affected by Section 17-607 of the Delaware Revised Uniform Limited Partnership Act or Section 18-607 of the Delaware Limited Liability Company Act) and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, other than (i) as described in the Registration Statement, the General Disclosure Package and the Prospectus and (ii) any security interest, mortgage, pledge, lien, encumbrance, claim or equity in connection with indebtedness described in the Registration Statement, the General Disclosure Package and the Prospectus. None of the outstanding shares of capital stock or other ownership interests of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. The Company does not own or control, directly or indirectly, any corporation, association or other entity that is or will be a “significant subsidiary” (within the meaning of Rule 1-02(w) of Regulation S-X) other than the entities listed on Schedule E hereto. For the purposes of this Agreement, “subsidiary” means each direct and indirect subsidiary of the Company, including, without limitation, the Operating Partnership and its subsidiaries.

(vii) Restrictions on Distributions. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying any distributions to the Company or the Operating Partnership, or from making any other distribution on such subsidiary’s equity interests, or from repaying to the Company or any other subsidiary any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or such other subsidiary, or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.

(viii) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise, redemption, or exchange of convertible or exchangeable securities, options or warrants referred to in the Registration Statement, the General Disclosure Package and the Prospectus, including OP Units). The issued and outstanding shares of capital stock of the Company, have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. The OP Units issued in the Separation and Distribution have been duly authorized for issuance by the Operating Partnership to the holders thereof and are validly issued and fully paid. Other than the OP Units issued in the Separation and Distribution, there are no other OP Units outstanding. The issuance of such OP Units were exempt from registration or qualification under the 1933 Act and applicable state securities laws. None of such OP Units were issued in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership or any other person or entity. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for shares of the Company’s or its subsidiaries’ capital stock, including OP Units or other ownership interests of the Operating Partnership.

(ix) Compliance with Laws. The Company and the subsidiaries are in compliance with all applicable federal, state, local or foreign laws, regulations, rules, decrees, judgments and orders, including those relating to transactions with affiliates, except where any failures to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x) No Defaults. Neither the Company nor any subsidiary is in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) (A) its respective organizational documents, or (B) in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any subsidiary is a party or by which any of them or their respective properties is bound, except in the case of clause (B), for such breaches or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(xi) No Conflicts. The execution, delivery and performance of this Agreement and consummation of the transactions contemplated herein will not (i) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (A) any provision of the organizational documents of the Company or any subsidiary, or (B) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any subsidiary is a party or by which any of them or their respective assets or properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any subsidiary, except in the case of this clause (B) for such breaches or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; or (ii) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any subsidiary.

(xii) Due Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership and is a legal, valid and binding agreement of the Company and the Operating Partnership.

(xiii) Authorization of Advisory Agreement. The Advisory Agreement, dated November 13, 2013, by and among the Company, the Operating Partnership and the Advisor (the “Advisory Agreement”) has been duly authorized, executed and delivered by the Company and the Operating Partnership and constitutes a legal, valid and binding agreement of the Company and the Operating Partnership enforceable against the Company and the Operating Partnership in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity.

(xiv) No Consents; No Approvals. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency or any other third party is required in connection with the Company’s or the Operating Partnership’s execution, delivery and performance of this Agreement, their consummation of the transactions contemplated herein or the Company’s sale and delivery of the

Securities, other than (i) such as have been obtained, or will have been obtained at the Closing Time or the relevant Date of Delivery, as the case may be, under the 1933 Act and the Securities Exchange Act of 1934, as amended (the “1934 Act”) and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”), (ii) such approvals as have been obtained in connection with the approval of the listing of the Securities on the New York Stock Exchange (“NYSE”), (iii) such approvals as have been obtained under the rules of the Financial Industry Regulatory Authority (“FINRA”), (iv) any necessary qualification under the securities or blue sky laws of the various state jurisdictions in which the Securities are being offered by the Underwriters, and (v) such approvals, authorizations, consents or orders or filings, the absence of which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xv) Licenses. Each of the Company and the subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of the subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the subsidiaries, the effect of which could reasonably be expected to result in a Material Adverse Effect. No such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. Neither the Company nor any of the subsidiaries is required by any applicable law to obtain accreditation or certification from any governmental agency or authority in order to provide the products and services that it currently provides or that it proposes to provide as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, except to the extent that any failure to have such accreditation or certification could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xvi) Emerging Growth Company Status. From the time of the initial filing of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

(xvii) Accurate Disclosure. Neither the Registration Statement, any Rule 462(b) Registration Statement nor any amendment thereto, at the times they became effective, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, and (C) and any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), any Rule 462(b) Registration Statement, the General Disclosure Package, any individual Issuer Limited Use Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto (including any prospectus wrapper)), made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting—Commissions and Discounts” and the information in the second paragraph and in the last sentence of the third paragraph under the heading “Underwriting—Price Stabilization, Short Positions” in the Prospectus (collectively, the “Underwriter Information”).

(xviii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(xix) Ineligible Issuer. At the time of filing the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(xx) No Litigation. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company, any subsidiary or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency, which is required to be disclosed in the Registration Statement, or where in any such case (i) there is a reasonable possibility that such action, suit or proceeding will be determined adversely to the Company or such subsidiary and (ii) if so determined adversely, could reasonably be expected to result in a judgment, decree, award or order having a Material Adverse Effect.

(xxi) Financial Statements; Non-GAAP Financial Measures. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly: (1) the financial position of the Company and the Operating Partnership on a consolidated basis at the dates indicated, (2) the financial position of The Ashford Hospitality Prime Hotels on a combined and consolidated basis at the dates indicated and the statements of operations, comprehensive income (loss), equity (deficit) and cash flows of The Ashford Hospitality Prime Hotels for the periods specified, and (3) the several statements of operations, comprehensive income (loss), equity (deficit) and cash flows for the Sofitel Chicago Water Tower, the Pier House Resort and the Crystal Gateway Marriott for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The pro forma financial statements in the Registration Statement comply as to form in all material respects with the applicable requirements of Regulation S-X of the 1933 Act. No other financial statements or supporting schedules of the Company or any of its subsidiaries are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, if any, fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxii) Independent Public Accountants. Ernst & Young LLP, Deloitte & Touche LLP and KPMG LLP, whose reports on the consolidated financial statements of the Company and the subsidiaries, the combined consolidated financial statements of The Ashford Prime Hotels, the financial statements of Sofitel Chicago Water Tower, the financial statements of the Pier House Resort and the financial statements of the Crystal Gateway Marriott, as applicable, are included in the Registration Statement, the General Disclosure Package and the Prospectus are, and were during the periods covered by their reports, registered independent public accountants as and to the extent required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board (United States).

(xxiii) Separation and Distribution. The Separation and Distribution was consummated as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company and its subsidiaries and the Predecessor Entities, in each case, to the extent that each such entity is a party thereto, had the legal right and power to enter into each of the Separation and Distribution Documents. The Company and its subsidiaries and the Predecessor Entities, in each case, to the extent that each such entity is a party thereto, have duly authorized, executed and delivered each of the Separation and Distribution Documents. Each Separation and Distribution Document has been filed as an exhibit to the Registration Statement (to the extent that it is required to be so filed) and each of the Separation and Distribution Documents constitutes a legally valid and binding obligation of the Company and its subsidiaries and the Predecessor Entities, in each case, to the extent that each such entity is a party thereto, enforceable against each of them that is a party thereto in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law. The Company has delivered to the Representatives a true and correct copy of each of the executed Separation and Distribution Documents, together with all related agreements and all schedules and exhibits thereto. There have been no amendments, alterations, modifications or waivers of any of the provisions of any of the Separation and Distribution Documents since their date of execution, and to the Company’s knowledge, there exists no event or condition that would constitute a default or event of default under any of the Separation and Distribution Documents.

(xxiv) Description of Securities. The Common Stock conforms in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxv) Registration Rights. There are no persons with registration rights or other similar rights to have any equity or debt securities, including securities that are convertible into or exchangeable or redeemable for equity securities, registered for sale pursuant to the Registration Statement or otherwise registered for sale by the Company or the Operating Partnership under the 1933 Act, other than pursuant to the Registration Rights Agreements filed as Exhibits 10.11 and 10.12 to the Registration Statement.

(xxvi) Valid Issuance of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and duly delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim; and the issuance and sale of the Securities by the Company is not subject to the preemptive, resale rights, rights of first refusal or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company or any subsidiary is a party or otherwise.

(xxvii) Registration and Listing of Securities. At or before the Closing Time, the Securities will have been registered under Section 12(b) of the 1934 Act and approved for listing on the NYSE, subject to official notice of issuance.

(xxviii) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(xxix) No Registration as Broker. Neither the Company nor any of its affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the 1934 Act or the 1934 Act Regulations, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of FINRA) any member firm of FINRA.

(xxx) No Reliance. The Company has not relied upon the Representatives or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Securities.

(xxxi) No Exempt Sales. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any subsidiary has sold or issued any securities during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the 1933 Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants, that would not be required to be integrated with the sale of the Securities.

(xxxii) Form of Certificate. The form of certificate used to evidence the Common Stock will be in substantially the form filed as an exhibit to the Registration Statement, and complies in all material respects with all applicable statutory requirements, with any applicable requirements of the organizational documents of the Company and the requirements of the NYSE.

(xxxiii) Property. The Company and its subsidiaries have good and indefeasible title in fee simple to, or a valid leasehold interest in, all real property described in the Registration Statement, the General Disclosure Package and the Prospectus, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, encroachments, restrictions, mortgages and defects, except such as are disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and its subsidiaries. Any real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or are not material and do not interfere with the use made or proposed to be made of such real property, improvements, equipment and personal property by the Company or such subsidiary. The Company or a subsidiary has obtained an owner’s or leasehold title insurance policy, from a title insurance company licensed to issue such policy, on any real property owned in fee or leased, as the case may be, by the Company or any subsidiary, that insures the Company’s or the subsidiary’s fee or leasehold interest, as the case may be, in such real property, which policies include only commercially reasonable exceptions, and with coverages in amounts at least equal to amounts that are generally deemed in the Company’s industry to be commercially reasonable in the markets where the Company’s properties are located, or a lender’s title insurance policy insuring the lien of its mortgage securing the real property with coverage equal to the maximum aggregate principal amount of any indebtedness held by the Company or a subsidiary and secured by the real property.

(xxxiv) Condition of Real Property. All real property owned or leased by the Company or a subsidiary is free of material structural defects and all building systems contained therein are in good working order in all material respects, subject to ordinary wear and tear or, in each instance, the Company has created an adequate reserve to effect reasonably required repairs, maintenance and capital expenditures. To the knowledge of the Company and the Operating Partnership, water, storm water, sanitary sewer, electricity and telephone service are all available at the property lines of such property over duly dedicated streets or perpetual easements of record benefiting such property. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, to the knowledge of the Company and the Operating Partnership, there is no pending or threatened special assessment, tax reduction proceeding or other action that, individually or in the aggregate, could reasonably be expected to increase or decrease the real property taxes or assessments of any of such property, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(xxxv) Mortgages. The Company has provided to the Representatives true and complete copies of all credit agreements, mortgages, deeds of trust, guaranties, side letters, and other documents evidencing, securing or otherwise relating to any secured or unsecured indebtedness of the Company or any of its subsidiaries, including, without limitation, the indebtedness assumed by the Company or any of its subsidiaries in connection with the Separation and Distribution (collectively, the “Loan Documents”), and none of the Company and its subsidiaries that is party to any of the Loan Documents is in default thereunder, nor has an event occurred which with the passage of time or the giving of notice, or both, would become a default by any of them under any of the Loan Documents, except for any default that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Loan Documents encumbering any real property owned in fee or leased by the Company or a subsidiary (i) are not convertible (in the absence of foreclosure) into an equity interest in the real property or in the Company, the Operating Partnership or any subsidiary, and none of the Company, the Operating Partnership or the subsidiaries hold a participating interest therein, (ii) except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, are not and will not be cross-defaulted to any indebtedness other than indebtedness of the Company or any of the subsidiaries, and (iii) are not and will not be cross-collateralized to any property not owned by the Company, the Operating Partnership or any of the subsidiaries.

(xxxvi) Description and Enforceability of Contracts. The statements in the Registration Statement, the General Disclosure Package and the Prospectus under the headings “Summary—Our History and Relationship with Ashford Trust and Ashford Advisor,” “Summary—Structure and Formation of Our Company,” “Risk Factors—Risks Related to Conflicts of Interest,” “Risk Factors—Risks Related to Our Status as a REIT,” “Certain Agreements,” “Management—Equity Incentive Plans,” “Certain Relationships and Related Person Transactions,” “Description of Our Capital Stock,” “Material Provisions of Maryland Law and of Our Charter and Bylaws,” “Partnership Agreement,” and “Material Federal Income Tax Considerations,” insofar as such statements summarize legal matters, agreements, documents, proceedings or affiliate transactions discussed therein, are accurate and fair summaries of such legal matters, agreements, documents, proceedings or affiliate transactions in all material respects. There are no contracts, leases or other documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement, which have not been so described and filed as required. All agreements between the Company or any of its subsidiaries and any other party expressly referenced in the Registration Statement, the General Disclosure Package and the Prospectus are legal, valid and binding obligations of the Company or such subsidiary, as applicable, enforceable against the Company or such subsidiaries, as applicable, as appropriate, in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and, to the knowledge of the Company and the Operating Partnership, no party is in breach or default under any such agreements, except for any breach or default that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(xxxvii) Intellectual Property. The Company and each subsidiary owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively, “Intangibles”) necessary to entitle the Company and each subsidiary to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and neither the Company nor any subsidiary has received notice of infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(xxxviii) Disclosure Controls; Internal Controls. The Company, the Operating Partnership and the subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the 1934 Act Regulations). Such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established. The Company, the Operating Partnership and the subsidiaries have established and maintain effective internal control over financial reporting (as such term is defined in Rule 13a-15 and 15d-15 under the 1934 Act Regulations). Such internal control over financial reporting is designed to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies and material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and, except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the Company’s inception, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no significant changes in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, including any corrective actions with regard to significant deficiencies.

(xxxix) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xl) Taxes. Each of the Company, the Operating Partnership and their subsidiaries has filed on a timely basis (including in accordance with any applicable extensions) all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof or have properly requested extensions thereof, and have paid all taxes shown as due thereon, and if due and payable, any related or similar assessment, fine or penalty levied against the Company, the Operating Partnership or any of the subsidiaries. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no tax deficiency has been asserted against any such entity, and the Company, the Operating Partnership and their subsidiaries do not know of any tax deficiency that is likely to be asserted against any such entity that, individually or in the aggregate, if determined adversely to any such entity, could reasonably be expected to have a Material Adverse Effect. All tax liabilities are adequately provided for on the respective books of the Company and the subsidiaries.

(xli) Insurance. Each of the Company and the subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, environmental liabilities, acts of vandalism, terrorism, earthquakes, flood and all other risks customarily insured against, all of which insurance is in full force and effect.

(xlii) Environmental Law Compliance. Neither the Company nor any of the subsidiaries is in violation, or has received notice of any violation with respect to, any applicable environmental, safety or similar law, regulation or rule applicable to the business of the Company or any of the subsidiaries. The Company and the subsidiaries have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws, regulations and rules to conduct their respective businesses, and the Company and the subsidiaries are in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law, regulation or rule, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals that individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) none of the Operating Partnership, the Company, any of the subsidiaries nor, to the knowledge of the Operating Partnership and the Company, any other owners of the property at any time or any other party has at any time, handled, stored, treated, transported, manufactured, spilled, leaked, or discharged, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, in, under, to or from any real property leased, owned or controlled, including any real property underlying any loan held or to be held by the Company or the subsidiaries (collectively, the “Real Property”), other than by any such action taken in compliance with all applicable Environmental Statutes (hereinafter defined) or by the Operating Partnership, the Company, any of the subsidiaries or any other party in connection with the ordinary use of residential, retail or commercial properties owned by the Operating Partnership; (ii) the Operating Partnership and the Company do not intend to use the Real Property or any subsequently acquired properties for the purpose of using, handling, storing, treating, transporting, manufacturing, spilling, leaking, discharging, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials other than by any such action taken in compliance with all applicable Environmental Statues or by the Operating Partnership, the Company, any of the subsidiaries or any other party in connection with the ordinary use of residential, retail or commercial properties owned by the Operating Partnership; (iii) none of the Operating Partnership, the Company, nor any of the subsidiaries knows of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters on or adjacent to the Real Property or any other real property owned or occupied by any such party, or onto lands from which Hazardous Materials might seep, flow or drain into such waters; (iv) none of the Operating Partnership, the Company, nor any of the subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance that, with notice or passage of time or both, would give rise to a claim under or pursuant to any federal, state or local environmental statute, regulation or rule or under common law, pertaining to Hazardous Materials on or originating from any of the Real Property or any assets described in the Prospectus or any other real property owned or occupied by any such party or arising out of the conduct of any such party, including without limitation a claim under or pursuant to any Environmental Statute; (v) the Real Property is not included or, to the Company’s and the Operating Partnership’s knowledge, proposed for inclusion on the National Priorities List issued pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act

of 1980, as amended, 42 U.S.C. Sections 9601-9675 (the “CERCLA”) by the United States Environmental Protection Agency or, to the Operating Partnership’s and the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Authority (as hereinafter defined); (vi) in the operation of the Company’s and the Operating Partnership’s businesses, the Company acquires, before acquisition of any real property, an environmental assessment of the real property and, to the extent they become aware of any condition that could reasonably be expected to result in liability associated with the presence or release of a Hazardous Material, or any violation or potential violation of any Environmental Statute, the Company and the Operating Partnership take all commercially reasonable action necessary or advisable (including any capital improvements) for clean-up, closure or other compliance with such Environmental Statute. There are no costs or liabilities associated with the Real Property pursuant to any Environmental Statute (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with any Environmental Statute or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. None of the entities that prepared Phase I or other environmental assessments with respect to the Real Property was employed for such purpose on a contingent basis or has any substantial interest in the Company or any of the subsidiaries, and none of their directors, officers or employees is connected with the Company or any of the subsidiaries as a promoter, selling agent, trustee, officer, director or employee. None of the Operating Partnership, the Company nor any subsidiary knows of any violation of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters) concerning the Real Property or any part thereof that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The Real Property complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of the Real Property and will not result in a forfeiture or reversion of title. None of the Operating Partnership, the Company nor any subsidiary has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Real Property or any part thereof, and none of the Operating Partnership, the Company nor any subsidiary knows of any such condemnation or zoning change which is threatened and which, individually or in the aggregate, if consummated could reasonably be expected to have a Material Adverse Effect. All liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets (including the Real Property) of the Operating Partnership or any of the subsidiaries that are required to be described in the Prospectus are disclosed therein. No lessee of any portion of any of the Real Property is in default under any of the leases governing such properties and there is no event which, but for the passage of time or the giving of notice or both would constitute a default under any of such leases, except such defaults that individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No tenant under any lease pursuant to which the Operating Partnership or any of the subsidiaries leases any Real Property has an option or right of first refusal to purchase the premises leased thereunder or the building of which such premises are a part, except as such options or rights of first refusal that, individually or in the aggregate, if exercised, could not reasonably be expected to have a Material Adverse Effect.

As used herein, “Hazardous Material” includes, without limitation any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, or related materials, asbestos or any hazardous material as defined by any federal, state or local environmental law, regulation or rule including, without limitation, the CERCLA, the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901-6992K, the Emergency

Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136-136y, the Clean Air Act, 42 U.S.C. Sections 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251-1387, the Safe Drinking Water Act, 42 U.S.C. Sections 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. Sections 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (individually, an “Environmental Statute” and collectively the “Environmental Statutes”) or by any federal, state or local governmental authority having or claiming jurisdiction over the properties and assets described in the General Disclosure Package or the Prospectus (a “Governmental Authority”).

(xliii) Absence of Labor Dispute. Neither the Company nor any of its subsidiaries has been notified that any officer or other key person of the Company, or a significant number of employees of the Advisor and its affiliates, plan to terminate his, her or their employment. To the knowledge of the Company, no officer or other key person of the Company, is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xliv) ERISA. The Company and each of its subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”). No “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of the subsidiaries would have any material liability; the Company and each of the subsidiaries have not incurred and do not expect to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (collectively, the “Code”). Each “pension plan” for which the Company or any of its subsidiaries would have any material liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification.

(xlv) No Improper Payments. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any officer or director purporting to act on behalf of the Company or any of the subsidiaries has at any time (i) made any payment outside the ordinary course of business to any investment officer or loan broker or person charged with similar duties of any entity to which the Company or any of the subsidiaries sells or from which the Company or any of the subsidiaries buys loans or servicing arrangements for the purpose of influencing such agent, officer, broker or person to buy loans or servicing arrangements from or sell loans to the Company or any of the subsidiaries, or (ii) engaged in any transactions, maintained any bank account or used any corporate funds, except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the subsidiaries. Neither the Company nor any of the subsidiaries nor, to the knowledge of the Company or the Operating Partnership, any employee or agent of the Company or any of the subsidiaries, has made any payment of funds of the Company or of any subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus.

(xlvi) Past Issuances of Securities. All securities issued by the Company, any of the subsidiaries or any trusts established by the Company or any subsidiary, have been issued and sold in compliance with (i) all applicable federal and state securities laws and the laws of the applicable jurisdiction of incorporation of the issuing entity, except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (ii) to the extent applicable to the issuing entity, the requirements of the NYSE.

(xlvii) 1933 Act Compliance. In connection with this offering, the Company has not offered and will not offer its Common Stock or any other securities convertible into or exchangeable or exercisable or redeemable for Common Stock in a manner in violation of the 1933 Act; the Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering of the Securities other than the Registration Statement, the preliminary prospectus dated January [—], 2014, and filed with the Commission on January [—], 2014, pursuant to Rule 424(b), the Prospectus and any Issuer General Use Free Writing Prospectus.

(xlviii) No Finder’s Fee. Except for the Underwriters’ discounts and commissions payable by the Company to the Underwriters in connection with the offering of the Securities contemplated herein or as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the offering of the Securities contemplated hereby.

(xlix) Absence of Certain Relationships. There is no relationship, direct or indirect, between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the subsidiaries on the other hand, which is required by the 1933 Act and the 1933 Act Regulations to be described in the Registration Statement, the General Disclosure Package or the Prospectus and which is not so described. The Company has not, directly or indirectly, including through any subsidiary, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any executive officer or director of the Company. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has no lending or other commercial relationship with any affiliate of any Underwriter and the Company will not use any of the proceeds from the sale of the Securities to repay any indebtedness owed to any affiliate of any Underwriter.

(l) Investment Company Act. Neither the Company nor the Operating Partnership is required, or upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus will be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(li) REIT Status. Commencing with the taxable year ended December 31, 2013, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and the current and proposed ownership and method of operation of the Company and the subsidiaries as described in the Registration Statement, the General Disclosure Package and the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for the Company’s taxable years ending December 31, 2014 and thereafter. The Operating Partnership is and will be treated as a partnership within the meaning of Sections 7701(a)(2) and 761(a) of the Code and not as a publicly traded partnership taxable as a corporation under Section 7704 of the Code. The Company intends to continue to qualify as a REIT for all subsequent years, and the Company does not know of any event that could reasonably be expected to cause the Company to fail to qualify as a REIT at any time.

(lii) Ashford Trust REIT Status. Ashford Hospitality Trust, Inc. qualified to be taxed as a REIT for its taxable years ended December 31, 2009 through December 31, 2013.

(liii) Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries, or, to the knowledge of the Company, any director, officer, affiliate, agent, employee or other person acting on behalf of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(liv) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any applicable related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Authority involving the Company or any subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(lv) OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, affiliate, agent, employee or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (i) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions; and the Company and the Operating Partnership will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since inception, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(lvi) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(lvii) Governmental Oversight. The conduct of business by the Company and the subsidiaries as presently and proposed to be conducted is not subject to continuing oversight, supervision, regulation or examination by any governmental official or body of the United States or any other jurisdiction wherein the Company or the subsidiaries conduct or propose to conduct such business, except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except such regulation as is applicable to commercial enterprises generally.

(lviii) Distribution of Offering Material. The Company and its subsidiaries have not distributed, and prior to the later of the Closing Time and the completion of the distribution of the Securities, will not distribute, any offering material in connection with the offering or sale of the Securities other than any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus, or any other materials, if any, permitted by the 1933 Act.

(b) The Advisor represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time and any Date of Delivery, and agrees with each Underwriter, as follows:

(i) Registration Statement and Prospectuses. No stop order suspending the effectiveness of the Registration Statement, the Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the knowledge of the Advisor, contemplated.

(ii) Good Standing of Advisor. The Advisor has been duly organized and is validly exists as a limited liability company in good standing under the laws of the State of Delaware, with requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. The Advisor has no subsidiaries. The Advisor is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualify could not (A) reasonably be expected to have, individually or in the aggregate, a material adverse effect on the assets, business, operations, earnings, management, properties, condition (financial or otherwise) or prospects of the Advisor or (B) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (A) and (B) being referred to as an “Advisor Material Adverse Effect”).

(iii) Absence of Further Requirements. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency or any other third party is required in connection with the Advisor’s execution, delivery and performance of this Agreement and its consummation of the transactions contemplated herein.

(iv) Investment Advisers Act. The Advisor is not prohibited by the Investment Advisers Act of 1940, as amended, or the rules and regulations thereunder, from performing its obligations under the Advisory Agreement, as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(v) Absence of Manipulation. Neither the Advisor nor any affiliate of the Advisor has taken, nor will the Advisor or any affiliate of the Advisor take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(vi) No Defaults. The Advisor is not in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) (A) its certificate of formation or limited liability company agreement, or (B) in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Advisor is a party or by which it or its properties is bound, except in the case of clause (B), for such breaches or defaults that, individually or in the aggregate, could not reasonably be expected to have an Advisor Material Adverse Effect.

(vii) No Conflicts. The execution, delivery and performance of this Agreement and consummation of the transactions contemplated herein will not (i) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (A) any provision of the certificate of formation or limited liability company agreement of the Advisor, or (B) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Advisor is a party or by which the Advisor or its assets or properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Advisor, except in the case of this clause (B) for such breaches or defaults that, individually or in the aggregate, could not reasonably be expected to have an Advisor Material Adverse Effect; or (ii) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any subsidiary.

(viii) Due Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Advisor and is a legal, valid and binding agreement of the Advisor.

(ix) Advisory Agreement. The Advisory Agreement has been duly authorized, executed and delivered by the Advisor and constitutes a legal, valid and binding agreement of the Advisor enforceable against the Advisor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity.

(x) Separation and Distribution. The Advisor, to the extent that it is a party thereto, had the legal right and power to enter into each of the Separation and Distribution Documents. The Advisor, to the extent that it is a party thereto, has duly authorized, executed and delivered each of the Separation and Distribution Documents. Each of the Separation and Distribution Documents constitutes a legally valid and binding obligation of the Advisor, to the extent it is a party thereto, enforceable against the Advisor in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.

(xi) Licenses. The Advisor has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct its businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals could not, individually or in the aggregate, reasonably be expected to have an Advisor Material Adverse Effect. The Advisor is not in violation of, in default under, and has not received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Advisor, the effect of which could reasonably be expected to result in an Advisor Material Adverse Effect. No such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. The Advisor is not required by any applicable law to obtain accreditation or certification from any governmental agency or authority in order to provide the products and services that it currently provides or that it proposes to provide as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, except to the extent that any failure to have such accreditation or certification could not, individually or in the aggregate, reasonably be expected to have an Advisor Material Adverse Effect.

(xii) No Material Adverse Change. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has not been any Advisor Material Adverse Effect and (B) there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Advisor, other than transactions in the ordinary course of business and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented.

(xiii) Labor Laws; Absence of Labor Dispute. The Advisor has not been notified that any officer or other key person of the Company, or a significant number of employees of the Advisor and its affiliates, plan to terminate his, her or their employment. Neither the Advisor nor, to the Advisor’s knowledge, any officer or other key person of the Company, is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Advisor as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Advisor is not in violation of and has not received notice of any violation with respect to any federal or state law, regulation or rule relating to discrimination in the hiring, termination, promotion, employment or pay of employees, nor any applicable federal or state wages and hours law, nor any state law, regulation or rule precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which, individually or in the aggregate, could reasonably be expected to have an Advisor Material Adverse Effect. There are no existing or, to the knowledge of the Advisor, threatened labor disputes with the employees of the Advisor that could reasonably be expected to have, individually or in the aggregate, an Advisor Material Adverse Effect.

(xiv) Access to Resources. The Advisor will have access to the personnel and other resources necessary for the performance of the duties of the Advisor set forth in the Separation and Distribution Documents to which the Advisor is a party and as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xv) Absence of Certain Relationships. No relationship, direct or indirect, exists between or among the Advisor, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Advisor, on the other, that is required by the 1933 Act or the 1933 Act Regulations to be described in the Registration Statement, the General Disclosure Package and the Prospectus that is not so described in such documents.

(xvi) No Litigation. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Advisor, threatened against the Company, any subsidiary or the Advisor or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency, which is required to be disclosed in the Registration Statement, or where in any such case (i) there is a reasonable possibility that such action, suit or proceeding will be determined adversely to the Advisor and (ii) if so determined adversely, could reasonably be expected to result in a judgment, decree, award or order having a Material Adverse Effect.

(xvii) Insurance. The Advisor maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for its businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Advisor against theft, damage, destruction, environmental liabilities, acts of vandalism, terrorism, earthquakes, flood and all other risks customarily insured against, all of which insurance is in full force and effect.

(xviii) Internal Controls. The Advisor maintains a system of internal control in place sufficient to provide reasonable assurance that: (i) transactions that may be effectuated by the Advisor under the Advisory Agreement are executed in accordance with its management’s general or specific authorization and (ii) access to the Company’s assets is permitted only in accordance with the internal policies, controls and procedures of the Advisor.

(xix) Absence of Free Writing Prospectus. The Advisor (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared or had prepared on its behalf or used or referred to any “free writing prospectus” as defined in Rule 405 under the 1933 Act and has not distributed any written materials in connection with the offer or sale of the Securities.

(xx) Compliance with Laws. The Advisor is in compliance with all applicable federal, state, local or foreign laws, regulations, rules, decrees, judgments and orders, including those relating to transactions with affiliates, except where any failures to be in compliance could not, individually or in the aggregate, reasonably be expected to have an Advisor Material Adverse Effect.

(xxi) No Finder’s Fee. Except for the Underwriters’ discounts and commissions payable by the Company to the Underwriters in connection with the offering of the Securities contemplated herein or as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Advisor has not incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the offering of the Securities contemplated hereby.

(xxii) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Advisor believes, after reasonable inquiry, to be reliable and accurate.

(c) Officer’s Certificates. Any certificate signed by any officer of the Company or the Advisor delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company, the Operating Partnership and the Advisor to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company, agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule A, that number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional [—] shares of Common Stock, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Hunton & Williams LLP, 200 Park Avenue, New York, New York 10166, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York time) on the third (fourth, if the pricing occurs after 4:30 P.M. (New York time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company. Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. The Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3. Covenants of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, covenant with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General

Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will (A) promptly give the Representatives notice of such event, (B) furnish the Representatives with copies of any such documents prior to such proposed filing or use, as the case may be, (C) promptly prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (D) promptly file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h) Listing. The Company will use its best efforts to effect and maintain the listing of the Securities on the NYSE.

(i) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company, the Operating Partnership and the Advisor will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, including without limitation OP Units, or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the General Disclosure Package and the Prospectus, (C) any shares of Common Stock, OP Units, LTIP Units, dividend equivalent rights or other equity-based awards, issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the General Disclosure Package and the Prospectus (including the filing of a registration statement on Form S-8 relating to such existing employee benefit plans of the Company referred to in the General Disclosure Package and the Prospectus), or (D) shares of Common Stock transferred in order to comply with the ownership restrictions set forth in Article VI of the Company’s Articles of Amendment and Restatement.

(j) Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Securities as may be required under Rule 463 under the 1933 Act.

(k) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(l) Absence of Manipulation. Except as contemplated herein or in the General Disclosure Package and the Prospectus, each of the Company, the Operating Partnership and the Advisor will not take, directly or indirectly, any action which is designed, or would be reasonably expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(m) Qualification and Taxation as a REIT. The Company will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2014, and the Company will use its best efforts to continue to qualify for taxation as a REIT under the Code in subsequent taxable years and will not take any action to revoke or otherwise terminate the Company’s REIT election, unless the Company’s board of directors determines in good faith that it is no longer in the best interests of the Company and its stockholders to be so qualified.

(n) Sarbanes-Oxley Act. The Company will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act that are in effect.

(o) Notification of Material Events. The Company, during the period when the Prospectus is (or but for the exemption in Rule 172 would be) required to be delivered under the 1933 Act or the 1934 Act, shall notify the Representatives of the occurrence of any material events respecting its (including those of the Operating Partnership) activities, affairs or condition, financial or otherwise, if, but only if, as a result of any such event it is necessary, in the opinion of counsel, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is (or but for the exemption in Rule 172 would be) delivered to a purchaser, and the Company will forthwith supply such information as shall be necessary in the opinion of counsel to the Company and the Underwriters for the Company to prepare any necessary amendment or supplement to the Prospectus so that, as so amended or supplemented, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is (or but for the exemption in Rule 172 would be) delivered to a purchaser, not misleading.

(p) Testing-the-Waters Materials. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(q) Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the 1933 Act and (ii) completion of the 90-day restricted period referred to in Section 3(i).

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities (in an amount not to exceed $15,000), (ix) the fees and expenses incurred in connection with the listing of the Securities on the NYSE and (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(x).

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) or (iii) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company, the Operating Partnership and the Advisor contained herein or in certificates of any officer of the Company, the Operating Partnership or the Advisor or any of their subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company, the Operating Partnership and the Advisor of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.

(b) Opinion of Counsel for Company and the Operating Partnership. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Gibson, Dunn & Crutcher LLP, counsel for the Company and the Operating Partnership, together with signed or reproduced copies of such letter for each of the other Underwriters, in the form agreed to with counsel for the Underwriters.

(c) Opinion of Tax Counsel for Company and the Operating Partnership. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Gibson, Dunn & Crutcher LLP, tax counsel for the Company and the Operating Partnership, together with signed or reproduced copies of such letter for each of the other Underwriters, in the form agreed to with counsel for the Underwriters.

(d) Opinion of Tax Counsel for the Predecessor Entities. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Andrews Kurth LLP, tax counsel for the Predecessor Entities, together with signed or reproduced copies of such letter for each of the other Underwriters, in the form agreed to with counsel for the Underwriters.

(e) Opinion of In-House Counsel for the Company and the Operating Partnership. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of in-house counsel for the Company and the Operating Partnership, together with signed or reproduced copies of such letter for each of the other Underwriters, in the form agreed to with counsel for the Underwriters.

(f) Opinion of Counsel for the Advisor and the Predecessor Entities. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Andrews Kurth LLP, counsel for the Advisor and the Predecessor Entities, together with signed or reproduced copies of such letter for each of the other Underwriters, in the form agreed to with counsel for the Underwriters.

(g) Opinion of Maryland Counsel for Company and the Operating Partnership. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Hogan Lovells US LLP, Maryland counsel for the Company and the Operating Partnership, together with signed or reproduced copies of such letter for each of the other Underwriters, in the form agreed to with counsel for the Underwriters.

(h) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Hunton & Williams LLP, special counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to such matters as the Underwriters may reasonably request.

(i) Officers’ Certificates. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus, any Material Adverse Effect, and the Representatives shall have received a certificate of each of the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1(a) of this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) each of the Company and the Operating Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration

Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated. At the Closing Time, the Representatives shall have received a certificate of each of the Chief Executive Officer and the Chief Financial Officer of the Advisor, dated the Closing Time, to the effect that (i) there has not been a Material Adverse Effect, (ii) the representations and warranties in Section 1(b) of this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Advisor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the knowledge of the Advisor, contemplated.

(j) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, relating to (A) the combined consolidated financial statements, including pro forma financial statements (if any), of the Company and its subsidiaries, (B) the combined consolidated financial statements of The Ashford Hospitality Prime Hotels, (C) the financial statements of the Sofitel Chicago Water Tower, (D) the financial statements of the Pier House Resort, and (E) the financial statements of Crystal Gateway Marriott, and containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(k) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (j) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(l) Pier House Resort Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter, dated such date, in form and substance satisfactory to the Representatives relating to the audited balance sheets of Pier House Resorts as of December 31, 2012 and 2011, and the related statements of operations and comprehensive income, ventures’ equity, and cash flows for the three years then ended, and containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(m) Sofitel Chicago Water Tower Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from KPMG LLP a letter, dated such date, in form and substance satisfactory to the Representatives relating to the audited balance sheets of the Sofitel Chicago Water Tower as of October 31, 2012 and December 31, 2011, and the related statements of operations, changes in members’ deficit and cash flows for the period from January 1, 2012 to October 31, 2012 and the year ended December 31, 2011, and containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(n) Chief Financial Officer’s Certificate. At the time of execution of this Agreement, the Representatives shall have received a certificate of the Chief Financial Officer of the Company, dated as of such date, in a form reasonably satisfactory to the Representatives, together with signed or reproduced copies of such certificate for each of the other Underwriters. At the Closing Time, the Representatives shall have received a certificate, dated as of the Closing Time, of the Chief Financial Officer of the Company confirming that the certificate delivered by the Company at the time of execution of this Agreement pursuant to the prior sentence of this Section 5(n) hereof remains true and correct as of the Date of Delivery.

(o) Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(p) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(q) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement in the form of Exhibit A hereto signed by the persons listed on Schedule C hereto (by power of attorney or otherwise).

(r) No Amendments or Supplements. No amendment or supplement to the Registration Statement, the Prospectus, any preliminary prospectus or any Issuer Free Writing Prospectus shall be filed to which the Underwriters shall have reasonably objected in writing.

(s) No Downgrade. Subsequent to the execution and delivery of this Agreement and prior to the Closing Time, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company, the Operating Partnership or any of their subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Section 3(a)(62) of the 1934 Act.

(t) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company, the Operating Partnership and the Advisor contained herein and the statements in any certificates furnished by the Company and the Advisor and any of their subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificates. A certificate, dated such Date of Delivery, of each of the Chief Executive Officer and the Chief Financial Officer of the Company, confirming that the certificate delivered at the Closing Time pursuant to Section 5(i) hereof remains true and correct as of such Date of Delivery. A certificate, dated such Date of Delivery, of each of the Chief Executive Officer and the Chief Financial Officer of the Advisor, confirming that the certificate delivered at the Closing Time pursuant to Section 5(i) hereof remains true and correct as of such Date of Delivery.

(ii) Opinion of Counsel for Company and the Operating Partnership. The favorable opinion of Gibson, Dunn & Crutcher LLP, counsel for the Company and the Operating Partnership, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii) Opinion of Tax Counsel for Company and the Operating Partnership. The favorable opinion of Gibson, Dunn & Crutcher LLP, tax counsel for the Company and the Operating Partnership, in form and substance satisfactory reasonably to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv) Opinion of Tax Counsel for the Predecessor Entities. The favorable opinion of Andrews Kurth LLP, tax counsel for the Predecessor Entities, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(v) Opinion of In-House Counsel for the Company and the Operating Partnership. The favorable opinion of in-house counsel for the Company and the Operating Partnership, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.

(vi) Opinion of Counsel for the Advisor and the Predecessor Entities. The favorable opinion of Andrews Kurth LLP, counsel for the Advisor and the Predecessor Entities, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(f) hereof.

(vi) Opinion of Maryland Counsel for Company and the Operating Partnership. The favorable opinion of Hogan Lovells US LLP, Maryland counsel for the Company and the Operating Partnership, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(g) hereof.

(vii) Opinion of Counsel for Underwriters. The favorable opinion of Hunton & Williams LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(h) hereof.

(viii) Bring-down Comfort Letter. A letter from Ernst & Young LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(k) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(ix) Chief Financial Officer’s Certificate. A certificate of the Chief Financial Officer of the Company, dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(n) hereof.

(u) Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(v) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 11, 12, 14, 15, 16, 17 and 18 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company, the Operating Partnership and the Advisor agree, jointly and severally, to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in (A) any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any road show or investor presentation made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package, the Prospectus or in Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of Company, the Advisor and Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, the Operating Partnership and the Advisor, each of their respective directors, each of the Company’s officers who signed the Registration Statement, and each person, if any, who controls the Company or the Advisor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced (by the forfeiture of substantial rights and defenses) as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Operating Partnership and the Advisor, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Operating Partnership and the Advisor, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, the Operating Partnership and the Advisor, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, the Operating Partnership and the Advisor, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, the Operating Partnership and the Advisor, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Operating Partnership or the Advisor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Partnership, the Advisor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company and the Advisor, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company, the Operating Partnership or the Advisor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company, the Operating Partnership or the Advisor. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint. The Company’s, the Operating Partnership’s and the Advisor’s respective obligations to contribute pursuant to this Section 7 are joint and several.

The provisions of this Section shall not affect any agreement among the Company and the Operating Partnership with respect to contribution.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Advisor or any of their subsidiaries or the Operating Partnership submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, or the Company, the Advisor, any person controlling the Company, the Operating Partnership or the Advisor, or their officers and directors and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or (iv) if trading generally on the NYSE Amex or the NYSE or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 11, 12, 14, 15, 16, 17 and 18 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, attention of Syndicate Department (facsimile (646) 855-3073), with a copy to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, attention of ECM Legal (facsimile (212) 230-8730), and at Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York, 10036, attention of Equity Syndicate Desk, with a copy to the Legal Department, with a copy to (which shall not constitute notice) Hunton & Williams LLP, 421 Fayetteville Street, Suite 1400, Raleigh, North Carolina 27601, attention of Jeffrey M. Sullivan (facsimile (919) 899-3284); notices to the Company and the Operating Partnership shall be directed to them at Ashford Hospitality Prime, Inc., 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254, attention of David Brooks (facsimile (972) 490-9605), with a copy to (which shall not constitute notice) Gibson, Dunn & Crutcher LLP, 1050 Connecticut Ave., N.W., Washington, D.C. 20036-5306, attention of Howard B. Adler (facsimile (202) 530-9526).

SECTION 12. No Advisory or Fiduciary Relationship. The Company, its subsidiaries and the Advisor acknowledge and agree that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, its subsidiaries and the Advisor, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries, the Advisor or their respective stockholders, equity interest holders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company, any of its subsidiaries or the Advisor with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, any of its subsidiaries or the Advisor on other matters) and no Underwriter has any obligation to the Company, any of its subsidiaries or the Advisor with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company, its subsidiaries and the Advisor, and (e) none of the Underwriters or legal counsel for the Underwriters has provided any legal, accounting, regulatory or tax advice to the Company, any of its subsidiaries or the Advisor with respect to the offering of the Securities and the Company, its subsidiaries and the Advisor have consulted their own respective legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company, the Operating Partnership and the Advisor and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Operating Partnership and the Advisor and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Operating Partnership and the Advisor and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Operating Partnership, the Advisor and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 15. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK.

SECTION 16. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 18. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature Page Follows.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company, the Operating Partnership and the Advisor in accordance with its terms.

Very truly yours,

ASHFORD HOSPITALITY PRIME, INC.

By:
Title:

ASHFORD HOSPITALITY PRIME LIMITED
PARTNERSHIP

By:	Ashford Prime OP General Partner LLC,
as the sole general partner

By:	Ashford Hospitality Prime, Inc.,
as the sole managing member

By:
Title:

ASHFORD HOSPITALITY ADVISORS LLC

By:
Title:

[Signature Page to Underwriting Agreement (January 2014)]

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
MORGAN STANLEY & CO. LLC

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:
Authorized Signatory

By:	MORGAN STANLEY & CO. LLC

By:
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

[Signature Page to Underwriting Agreement (January 2014)]

SCHEDULE A

1.	The initial public offering price per share for the Securities shall be $[—].

2.	The purchase price per share for the Securities to be paid by the several Underwriters shall be $[—], being an amount equal to the initial public offering price set forth above less $[—] per share, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities

Merrill Lynch, Pierce, Fenner & Smith Incorporated	[—	]
Morgan Stanley & Co. LLC	[—	]
KeyBanc Capital Markets Inc.	[—	]
Credit Agricole Securities (USA) Inc.	[—	]
Credit Suisse Securities (USA) LLC	[—	]
Robert W. Baird & Co. Incorporated	[—	]
Stifel, Nicolaus & Company, Incorporated	[—	]
FBR Capital Markets & Co.	[—	]
JMP Securities LLC	[—	]
MLV & Co. LLC	[—	]
Craig-Hallum Capital Group LLC	[—	]

Total	[—	]

Sch A-1

SCHEDULE B-1

1.	The Company is selling [—] shares of Common Stock.

2.	The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional [—] shares of Common Stock.

3.	The initial public offering price per share for the Securities shall be $[—].

SCHEDULE B-2

Free Writing Prospectuses

[None.]

Sch B-1

SCHEDULE C

List of Persons and Entities Subject to Lock-Up

All directors, executive officers and certain other existing security holders:

1.	Monty J. Bennett

2.	Douglas A. Kessler

3.	Stefani D. Carter

4.	Curtis B. McWilliams

5.	W. Michael Murphy

6.	Matthew D. Rinaldi

7.	Andrew L. Strong

8.	David A. Brooks

9.	David J. Kimichik

10.	Jeremy Welter

11.	Mark L. Nunneley

12.	Archie Bennett Jr.

13.	Ashford Hospitality Limited Partnership

14.	Ashford Financial Corporation

Sch C-1

SCHEDULE D

Separation and Distribution Documents

1.	Separation and Distribution Agreement between Ashford Hospitality Prime, Inc., Ashford Hospitality Trust, Inc. and the other parties thereto

2.	Separation and Distribution Agreement Correction between Ashford Hospitality Prime, Inc., Ashford Hospitality Trust, Inc. and the other parties thereto

3.	Articles of Amendment and Restatement of Ashford Hospitality Prime, Inc.

4.	Amended and Restated Bylaws of Ashford Hospitality Prime, Inc.

5.	Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Prime Limited Partnership, dated November 19, 2013

6.	Advisory Agreement between Ashford Hospitality Prime, Inc. and Ashford Hospitality Advisors LLC, dated November 19, 2013

7.	Ashford Hospitality Prime, Inc. 2013 Equity Incentive Plan

8.	Ashford Hospitality Prime, Inc. Advisor Equity Incentive Plan

9.	Right of First Offer Agreement between Ashford Hospitality Trust, Inc. and Ashford Hospitality Prime, Inc., dated November 19, 2013

10.	Option Agreement Pier House Resort & Spa by and between Ashford Hospitality Prime Limited Partnership and Ashford Hospitality Limited Partnership with respect to the Properties Entities, and Ashford TRS Corporation and Ashford Prime TRS Corporation with respect to the TRS Entity, dated November 19, 2013

11.	Option Agreement Crystal Gateway Marriott by and between Ashford Hospitality Prime Limited Partnership and Ashford Hospitality Limited Partnership with respect to the Properties Entities, and Ashford TRS Corporation and Ashford Prime TRS Corporation with respect to the TRS Entity, dated November 19, 2013

12.	Mutual Exclusivity Agreement by and among Ashford Hospitality Prime Limited Partnership, Ashford Hospitality Prime, Inc. and Remington Lodging & Hospitality, LLC, as consented and agreed to by Monty J. Bennett, dated November 19, 2013

13.	Ashford Prime Hotel Master Management Agreement by and between Ashford Prime TRS Corporation and Remington Lodging & Hospitality, LLC, dated November 19, 2013

14.	Registration Rights Agreement by and between Ashford Hospitality Prime, Inc., Ashford Hospitality Limited Partnership and Ashford Hospitality Advisors LLC, dated November 19, 2013

15.	Registration Rights Agreement between Ashford Hospitality Prime, Inc., for the benefit of the holders of common partnership units in Ashford Hospitality Prime Limited Partnership named therein, dated November 19, 2013

Sch D-1

16.	Licensing Agreement between Ashford Hospitality Trust, Inc., Ashford Hospitality Prime, Inc. and Ashford Hospitality Prime Limited Partnership, dated November 19, 2013

17.	Credit Agreement between Ashford Hospitality Prime Limited Partnership, Ashford Hospitality Prime, Inc., Bank of America, N.A. and the other lenders party thereto, dated November 19, 2013

18.	Amendment to Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing, by and between Ashford Plano-M LP and U.S. Bank National Association, as Trustee for the Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass Through Certificates, Series 2007-C33, dated as of November 19, 2013

19.	Amendment to Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing, by and between Ashford San Francisco II LP and U.S. Bank National Association, as Trustee for the Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass Through Certificates, Series 2007-C31, dated as of November 19, 2013

20.	Amendment to Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing, by and between Ashford Seattle Downtown LP and U.S. Bank National Association, as Trustee for the Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass Through Certificates, Series 2007-C31, dated as of November 19, 2013

21.	Amendment to Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing, by and between Ashford Seattle Waterfront LP and U.S. Bank National Association, as Trustee for the Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass Through Certificates, Series 2007-C33, dated as of November 19, 2013

22.	Amendment to Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing, by and between Ashford Tampa International Hotel Partnership, LP and U.S. Bank National Association, as Trustee for the Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass Through Certificates, Series 2007-C33, dated as of November 19, 2013

23.	First Amendment to Open-End Mortgage, Security Agreement, Financing Statement and Assignment of Rents and to Assignment of Leases and Rents and Security Deposits, by Ashford Philadelphia Annex LP (f/k/a Ashford Philadelphia Annex, LLC) for the benefit of U.S. Bank National Association, as Trustee, successor-in-interest to Bank of America, N.A., as Trustee, successor-in-interest to Wells Fargo Bank, N.A., as Trustee for the Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C32, as successor-in-interest to Wachovia Bank, National Association, effective as of November 19, 2013

Sch D-2

SCHEDULE E

Significant Subsidiaries

Ashford Hospitality Prime Limited Partnership

Ashford Prime OP Limited Partner LLC

Ashford Prime TRS Corporation

Ashford Philadelphia Annex LP

Ashford San Francisco II LP

Ashford Plano-M LP

Ashford Seattle Waterfront LP

CHH Capital Hotel Partners, LP

CHH Torrey Pines Hotel Partners, LP

Ashford HHC Partners III LP

Sch E-1

Exhibit A

FORM OF LOCK-UP AGREEMENT

January     , 2014

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, New York 10036

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

as Representatives of the several Underwriters to be

named in the within-mentioned Underwriting Agreement

Re:	Proposed Public Offering by Ashford Hospitality Prime, Inc.

Dear Sirs:

The undersigned, a stockholder, officer and/or director of Ashford Hospitality Prime, Inc., a Maryland corporation (the “Company”), and/or holder of units (“OP Units”) in Ashford Hospitality Prime Limited Partnership, a Delaware limited partnership and the Company’s operating partnership (the “Operating Partnership”), understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and the Operating Partnership providing for the public offering (the “Offering”) of shares (the “Securities”) of the Company’s common stock, par value $.01 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder, officer and/or director of the Company and/or holder of OP Units, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 90 days from the date of the Underwriting Agreement (subject to extensions as discussed below), the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock (including, without limitation, OP Units), whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Ex A-1

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities as follows without the prior written consent of the Representatives, provided that (1) the Representatives receive a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)	as a bona fide gift or gifts; or

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)	as a distribution to limited partners, members or stockholders of the undersigned; or

(iv)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

Furthermore, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market following the Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 90-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 90-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s (or any other applicable) transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

[SIGNATURE PAGE FOLLOWS.]

Ex A-2

Very truly yours,

For Natural Persons:	For Entities:

(Name)	(Name)

By:
(Signature)	Name: Title:

Ex A-3